EG&S Draft 4/21/03

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2003

CardioTech International, Inc.

(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS	000-28034	04-3186647
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS Employer Identification Number)

78-E Olympia Avenue, Woburn, MA 01801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (781) 933-477

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2. Acquisition or Disposition of Assets.

On April 7, 2003 CardioTech International, Inc. completed the acquisition of Gish Biomedical, Inc.  Gish shareholders were issued 1.3422 shares of CardioTech stock for each share of Gish common stock they owned.  The shares of common stock issued to Gish shareholders in the merger represent approximately [35%] of the outstanding CardioTech common stock after the merger.  The amount of consideration was based on the book value of Gish Biomedical, Inc.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)          Financial statements will be filed by amendment

(b)         Pro forma financial information will be filed by amendment

(c)          Exhibits

2.1                                                         Agreement and Plan of Merger and Reorganization by and among CardioTech International, Inc., Gish Acquisition Corp. and Gish Biomedical, Inc., dated as of October 25, 2002, incorporated by reference to the Joint Proxy Statement/Prospectus filed by CardioTech International, Inc. as part of its Registration Statement on Form S-4 filed on December 23, 2002.

2.2                                                         Amendment No. 1, to the Agreement and Plan of Merger and Reorganization by and among CardioTech International, Inc., Gish Acquisition Corp. and Gish Biomedical, Inc., dated as of October 25, 2002, dated as of January 9, 2003, incorporated by reference to Exhibit 2.2 to Amendment No. 1 to CardioTech’s Registration Statement on Form S-4, filed on January 16, 2003.

**10.1                                     Letter to Shareholders

**10.2                                     Letter of Transmittal

**           filed herewith

EXHIBIT INDEX

2.1           Agreement and Plan of Merger and Reorganization by and among CardioTech International, Inc., Gish Acquisition Corp. and Gish Biomedical, Inc., dated as of October 25, 2002, incorporated by reference to the Joint Proxy Statement/Prospectus filed by CardioTech International, Inc. as part of its Registration Statement on Form S-4 filed on December 23, 2002.

2.2           Amendment No. 1, to the Agreement and Plan of Merger and Reorganization by and among CardioTech International, Inc., Gish Acquisition Corp. and Gish Biomedical, Inc., dated as of October 25, 2002, dated as of January 9, 2003, incorporated by reference to Exhibit 2.2 to Amendment No. 1 to CardioTech’s Registration Statement on Form S-4, filed on January 16, 2003.

**10.1    Letter to Shareholders

**10.2    Letter of Transmittal

**           filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARDIOTECH INTERNATIONAL, INC.

By:	/s/ Michael Szycher
Michael Szycher
Chairman and Chief Executive Officer